    As filed with the Securities and Exchange Commission on December 2, 1998
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 CELERITEK, INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                                             77-0057484
------------------------                                         ------------------------------------
(State of incorporation)                                         (I.R.S. Employer Identification No.)

                              3236 Scott Boulevard
                          Santa Clara, California 95054
          (Address, including zip code, of principal executive offices)

                             ----------------------

                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ----------------------

                                 Tamer Husseini
                                 Celeritek, Inc.
                              3236 Scott Boulevard
                          Santa Clara, California 95054
                     (Name and address of agent for service)

                                 (408) 986-5060
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                               JOHN V. ROOS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

================================================================================

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
   Title of                  Amount             Proposed               Proposed             Amount of
Securities to                to be           Maximum Offering      Maximum Aggregate       Registration
be Registered             Registered(1)     Price Per Share(2)      Offering Price(2)          Fee
-------------------------------------------------------------------------------------------------------
Common Stock,
no par value                250,000             $3.00               $750,000.00          $208.50
=======================================================================================================

(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's Employee Qualified Stock Purchase Plan also relates to 250,000 shares initially registered under Form S-8 Registration No. 333-2886.

(2) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on November 27, 1998, which average was $3.00.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended March 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998 and September 30, 1998, filed pursuant to Section 13 of the Exchange Act.

     (c)  The Registrant's Current Report on Form 8-K dated May 7, 1998.

     (d) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 2, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation limit the liability of directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

      Exhibit
      Number
      -------
        4.1       Employee Qualified Stock Purchase Plan
        5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.,
                  as to legality of securities being registered
       23.1       Consent of Ernst & Young LLP, Independent Auditors.
       23.2       Consent of Counsel (contained in Exhibit 5.1)
       24.1       Power of Attorney (see Page II-4)

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 2, 1998.


                                   CELERITEK, INC.


                                   By: /s/ Tamer Husseini
                                      ------------------------------------------
                                      Tamer Husseini, President, Chief Executive
                                      Officer and Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tamer Husseini and Margaret E. Smith, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
-----------------------------    -----------------------------------     -----------------
/s/ Tamer Husseini               President, Chief Executive              December 2, 1998
-----------------------------    Officer and Chairman of the
(Tamer Husseini)                 Board of Directors (principal
                                 executive officer)


/s/ Margaret E. Smith            Senior Vice President, Finance, and     December 2, 1998
-----------------------------    Chief Financial Officer (principal
(Margaret E. Smith)              financial and accounting officer)



/s/ Robert J. Gallagher          Director                                December 2, 1998
-----------------------------
(Robert J. Gallagher)



/s/ Thomas W. Hubbs              Director                                December 2, 1998
-----------------------------
(Thomas W. Hubbs)


/s/ William D. Rasdal            Director                                December 2, 1998
-----------------------------
(William D. Rasdal)


/s/ Charles P. Waite             Director                                December 2, 1998
-----------------------------
(Charles P. Waite)

                                 CELERITEK, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                            Description
-------        --------------------------------------------------
  4.1          Employee Qualified Stock Purchase Plan.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

 23.1          Consent Ernst & Young LLP, Independent Auditors.

 23.2          Consent of Counsel (contained in Exhibit 5.1).

 24.1          Power of Attorney (see Page II-4).